                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant  [x]    Filed by a Party other than Registrant   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement                        [ ]  Confidential, for Use of the
                                                              Commission Only (as permitted by
                                                              Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12


                                PEERLESS MFG. CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:



      (5) Total fee paid:

--------------------------------------------------------------------------------


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

--------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3) Filing Party:

--------------------------------------------------------------------------------

      (4) Date Filed:

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


                                PEERLESS MFG. CO.
                              2819 Walnut Hill Lane
                               Dallas, Texas 75229

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 2001

To the Shareholders of
PEERLESS MFG. CO.:

         We will hold this year's annual shareholders meeting on Tuesday, November 20, 2001 at 10:00 a.m. at our corporate offices, located at 2819 Walnut Hill Lane, Dallas, Texas 75229. At this meeting we will ask you to consider and vote on the following:

         o the election of one Director to serve as Class I Director for a three-year term or until his successor is elected and qualified;

         o the adoption of the Peerless Mfg. Co. 2001 Stock Option and Restricted Stock Plan;

         o the ratification of the selection of Grant Thornton LLP as our independent auditors for fiscal year 2002; and

         o the transaction of such other business that may properly come before the annual meeting or any adjournments thereof.

         If you were a shareholder at the close of business on October 19, 2001, you are entitled to notice of and to vote on the proposals to be considered at this year's annual meeting. It is important that your stock be represented at the meeting regardless of the number of shares you hold.

         You are invited to attend the meeting in person. However, if you are unable to attend in person, please know that we desire to have maximum representation of our shareholders at the meeting and respectfully request that you complete, date, sign and return the enclosed proxy in the enclosed postage-paid self-addressed envelope. No additional postage is required if mailed in the United States. You may revoke your proxy at any time prior to the use as specified in the enclosed Proxy Statement. We look forward to hearing from you.

                                  By Order of the Board of Directors,

                                  /s/ Katherine S. Frazier

                                  Katherine S. Frazier
                                  Corporate Controller
                                  Secretary / Treasurer
Dallas, Texas
October 24, 2001

        YOUR VOTE IS IMPORTANT. PLEASE DATE, EXECUTE AND RETURN PROMPTLY
                THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                PEERLESS MFG. CO.
                              2819 Walnut Hill Lane
                               Dallas, Texas 75229

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 2001


                    INFORMATION CONCERNING THE ANNUAL MEETING


DATE AND TIME


         Peerless Mfg. Co. is sending this proxy statement to our shareholders for use at the Annual Meeting of Shareholders which will be held at our corporate offices, 2819 Walnut Hill Lane, Dallas, Texas on Tuesday, November 20, 2001 at 10:00 a.m., or any adjournments thereof.


         This Proxy Statement is dated October 24, 2001 and we began mailing this proxy statement to our shareholders on or about October 24, 2001.


MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING


         At the Annual Meeting, the holders of our common stock will consider and vote upon:


         (1) a proposal to elect David D. Battershell as the Class I Director for a three-year term or until his successor is elected and qualified;


         (2) a proposal to adopt the Peerless Mfg. Co. 2001 Stock Option and Restricted Stock Plan; and


         (3) a proposal to ratify the selection of Grant Thornton LLP as our independent auditors for fiscal year 2002.


         The holders of our common stock will also be asked to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE; SHARES ENTITLED TO VOTE


         The record of shareholders entitled to vote at the annual meeting was taken at the close of business on October 19, 2001. On October 19, 2001, 2,977,484 shares of our common stock, par value $1.00 per share, were issued and outstanding. Each of our shareholders is entitled to one vote for each share they owned as of the record date on all matters presented at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors.


QUORUM; ADJOURNMENT


         A majority of the holders of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained. If a quorum is present, we need the affirmative vote of a majority of the eligible shares voted at the annual meeting to elect directors, approve the stock option plan, ratify the selection of our accountants, and take action on such other matters as may properly come before the annual meeting.


         Shares held by shareholders present at the meeting in person who do not vote on a particular matter, ballots marked "abstain" with respect to a matter and "broker nonvotes" that cannot be voted on a matter will be counted as present at the meeting for quorum purposes, but will be deemed not to have been cast and will have no legal effect on the vote with respect to any such matter.


VOTING OF PROXIES


         The enclosed proxy is solicited on behalf of our Board of Directors and can be revoked by you at any time prior to the voting of the proxy. Unless a contrary choice is indicated, all duly executed proxies that we receive will be voted FOR each proposal in accordance with the instructions set forth on the back side of the proxy card. If the proxy does not specify, it will be voted in accordance with the recommendation of the Board of Directors.


REVOCABILITY OF PROXY


         Shareholders have the right to revoke their proxies at any time prior to the voting of the proxy, (1) by written notice of revocation to Katherine S. Frazier, Controller and Secretary / Treasurer, Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229, (2) by executing a proxy bearing a later date, or (3) by oral or written statement at the annual meeting. Revocation will not be effective unless we have received the notice of revocation at or prior to the annual meeting.

SOLICITATION OF PROXIES


         We will bear the expense of preparing, printing and mailing this proxy statement and accompanying material to our shareholders. Our officers or other employees may solicit your proxy by mail, personal contact, telephone and facsimile, but these officers and employees will not receive additional compensation for these services. We may also request brokerage houses, nominees, custodians, fiduciaries and other similar parties to forward soliciting material to our record shareholders, and we will reimburse any of these persons for their reasonable charges and expenses.

                  PROPOSAL NO. 1 - ELECTION OF CLASS I DIRECTOR


         Our Bylaws provide that the number of directors will be five. Our Board of Directors consists of three classes, with one director serving in Class I, and two directors serving in each of Classes II and III. Each class of directors serves three-year terms or until successors have been elected and qualified. The term of the Class I director, David D. Battershell, expires at the Annual Meeting.


         Our Board of Directors proposes the re-election of David D. Battershell as Class I director, to hold office for a term of three years, expiring at the close of our Annual Meeting of Shareholders to be held in 2004 or until his successor is elected and qualified. It is the Board's opinion that because of Mr. Battershell's tenure as a director he is sufficiently familiar with the Company and its business to be able to competently direct and manage the Company's business affairs. Biographical information on Mr. Battershell is set forth below in "Directors and Executive Officers of the Company."


         If Mr. Battershell becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as the Board may recommend.


               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE FOR THE NOMINEE LISTED HEREIN.

             OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NUMBER AND TERM OF DIRECTORS


         The Company's Bylaws divide the Board into three classes, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. The shareholders of the Company elect successors to directors whose terms have expired. The Board fills vacancies in unexpired terms.

DIRECTORS AND EXECUTIVE OFFICERS


         The names of the directors and executive officers of the Company and their respective ages and positions are as follows:

 NAME                                   AGE                                    POSITION
 ----                                   ---                                    --------
 Sherrill Stone...................       65       Chief Executive Officer, President, Chairman (Class III Director)
 Donald A. Sillers, Jr. ..........       75       Class III Director
 David D. Battershell.............       75       Class I Director
 Bernard S. Lee...................       66       Class II Director
 Joseph V. Mariner, Jr. ..........       81       Class II Director
 Roy C. Cuny......................       48       Executive Vice President and Chief Operating Officer
 Robert J. Boutin.................       43       Chief Financial Officer and Vice President of Administration
 Peter J. Burlage.................       37       Vice President
 Katherine S. Frazier.............       47       Controller, Treasurer, Secretary
 W. S. Respess....................       58       Vice President

         Set forth below is a description of the backgrounds of the executive officers and directors, including the nominee for director.


         SHERRILL STONE has served as Chairman of the Board and Chief Executive Officer since 1993, and President of the Company since 1986. Mr. Stone has also served as a director of our Company since 1986.


         DONALD A. SILLERS, JR. is our former Chairman of the Board and Chief Executive Officer, and has served as a director of our Company since 1970.


         DAVID D. BATTERSHELL is a retired consulting engineer and former President of Hudson Engineering. Mr. Battershell has served as a director of our Company since 1980. Mr. Battershell is the nominee for Class I Director.

         BERNARD S. LEE, retired, has served as the former President of Institute of Gas Technology. Mr. Lee is also a director of NUI Corporation and National Fuel Gas Company. Mr. Lee has been a director of our Company since 1982.


         JOSEPH V. MARINER, JR. - Investments. Mr. Mariner has been a director of our Company since 1980.


         ROY C. CUNY has served as Executive Vice President and Chief Operating Officer since May 2000. Prior to joining Peerless Mfg. Co., Mr. Cuny served as a Vice President of Foster Wheeler Corporation and was employed with the firm since 1980.


         ROBERT J. BOUTIN formally joined Peerless Mfg. Co. in June 2001 as the Chief Financial Officer and Vice President of Administration. Mr. Boutin served as the interim Chief Financial Office from October 2000 through May 2001. Prior to joining the company, Mr. Boutin served as Director and Chief Financial Officer of PC Service Source and Computer City; and Senior Vice President and Chief Financial Officer of Compucom Systems Inc.


         PETER J. BURLAGE joined the company in 1992. He has served as Vice President since January 2000 and currently directs the Selective Catalytic Reduction Systems operations.


         KATHERINE S. FRAZIER joined the company in October 2000. Prior to joining Peerless Mfg. Co., Ms. Frazier served as Corporate Controller for PC Service Source (1998 through 2000); Vice President of Operations for AMR Global Logistics (1997 through 1998); and numerous corporate financial positions at Zale Corporation (1977 through 1997).


         W. S. RESPESS joined the company in January 2001. From 1998 through 2000, Mr. Respess served as the Assistant Dean for Operations at the University of Dallas Graduate School of Management. Mr. Respess served as Vice President of Operations of Glitsch, Inc. from 1993 through 1998.


         There are no family relationships among any of the executive officers or directors of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation or removal. The Company's Bylaws provide that the number of directors will be five.

BOARD MEETINGS


         The Board held six meetings during the 2001 fiscal year and it acted by unanimous written consent on no occasions during the 2001 fiscal year. All directors attended at least 75% of the Board meetings.

BOARD COMMITTEES


         For the fiscal year ending June 30, 2001, the Board of Directors had the following committees:

         o Audit, comprised of David D. Battershell, Bernard S. Lee, Joseph V. Mariner and Donald A. Sillers, Jr.; and

         o        Compensation, comprised of David D. Battershell, Bernard S.
                  Lee, Joseph V. Mariner, and Donald A. Sillers, Jr.


         Our Board does not have a nominating committee. The Board, as a whole, performed the functions customarily attributable to a nominating committee. Members of the Audit and Compensation Committees are appointed annually by the Board and serve until their successors are appointed or their earlier resignation or removal.


         The functions of the Audit Committee focus on three areas: (1) the adequacy of the Company's internal controls and financial reporting process; (2) the independence and performances of the Company's auditors and (3) the Company's compliance with legal and regulatory requirements. All members of the Audit Committee satisfy the NASDAQ Stock Market National Market's listing requirements of "independence." The Audit Committee met four times in the 2001 fiscal year. All of the members attended at least 75% of the meetings of this committee. For additional information concerning the Audit Committee, see "Report of the Audit Committee."


         The Compensation Committee is responsible for recommending to the full Board salaries and bonuses for our senior management and also administers the stock incentive and benefit plans of the Company. The Compensation Committee met two times in the 2001 fiscal year. All of the members attended at least 75% of the meetings of this committee. For additional information concerning the Audit Committee, see "Report of the Compensation Committee."

COMPENSATION OF DIRECTORS


         Non-employee directors are paid $1,575 per quarter, plus $950 for each Board or special committee meeting they attend. We also grant stock options for 1,000 shares of our common stock to each of our non-employee directors on the date of our annual shareholder's meeting for such director's prior year's service. Mr. Stone, the only officer serving on our Board, does not receive compensation for serving on our Board.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS


         We entered into employment agreements with Messrs. Stone, Cuny and Boutin (each, an "Executive") on July 20, 2001. Under the employment agreements, each Executive agrees not to compete with us during his employment and for one year following the termination of his employment. If any Executive is terminated without cause, he may receive a lump sum severance payment, as well as other compensation. We also entered into change of control agreements with each of the Executives in October 2001. Under the agreements, we may be obligated in certain circumstances to pay (1) each Executive severance compensation if he is terminated without cause after a change in control and (2) other bonus amounts if there is a change in control.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.


         Based solely on our review of the copies of such forms received by us, we believe that during our fiscal year 2001, our officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to our equity securities, except that we are aware of one late Form 4 filed by Mr. Respess.

               PROPOSAL NO. 2 - ADOPTION OF THE PEERLESS MFG. CO.
                   2001 STOCK OPTION AND RESTRICTED STOCK PLAN


         The Company's current stock option plan, the Peerless Mfg. Co. 1995 Stock Option and Restricted Stock Plan (the "1995 Plan"), states that up to a maximum of 240,000 shares of Common Stock are available for awards of options and restricted stock thereunder. As of October 24, 2001, 229,100 shares (net of cancelled options) of Common Stock had been issued under the 1995 Plan, options to purchase 160,100 share were outstanding and only 10,900 shares of Common Stock were available for future grants under the 1995 Plan.


         On October 10, 2001, the Board of Directors adopted, subject to shareholder approval, the Peerless Mfg. Co. 2001 Stock Option and Restricted Stock Plan (the "2001 Plan"). If approved by the shareholders, the 2001 Plan will permit the Company to continue to grant options and to make awards of restricted stock, which the Board of Directors believes is necessary in order to attract, motivate and retain outstanding directors and employees.


REASONS FOR THE PROPOSAL


         The 2001 Plan is designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries. The Board of Directors is recommending the 2001 Plan in order to ensure that sufficient shares are available to reward and motivate existing employees and to enable the Company to attract the best available personnel in the future. A majority of the votes cast is required to approve the 2001 Plan.


         A summary of the material features of the 2001 Plan follows. Such summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2001 Plan, a copy of which is attached as Appendix B and is incorporated herein by reference.


GENERAL


         The 2001 Plan provides for grants of stock options ("Options") and restricted stock ("Restricted Stock") to directors, officers and other key employees of the Company and its subsidiaries. The 2001 Plan is administered by a committee of two or more non-employee directors designated by the Board of Directors (the "Plan Administration Committee") or by the Board of Directors as a whole.

PURPOSE OF THE 2001 PLAN


         The purpose of the 2001 Plan is to provide equity incentives designed to increase shareholder value and to advance the interests of the Company by furnishing incentives to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries.


SHARES ISSUABLE THROUGH THE 2001 PLAN


         If the 2001 Plan is approved by the shareholders of the Company, the aggregate number of shares of Common Stock issuable upon the exercise of Options or grants of Restricted Stock under the 2001 Plan will be 250,000 shares. Proportionate adjustments will be made to the number of shares of the Common Stock subject to the 2001 Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Board of Directors may, but shall not be required to, also provide additional anti-dilution protection to a participant under the terms of such participant's Option or Restricted Stock agreement. Shares of Common Stock subject to Options or Restricted Stock grants that are cancelled, terminated or forfeited and shares of Common Stock used as payment for shares issued upon exercise of an Option will be available for reissuance under the 2001 Plan. No participant may be granted Options with respect to more than 100,000 shares in any year; lapsed or cancelled Options count against these limits.


ADMINISTRATION OF THE 2001 PLAN


         The Board of Directors or the Plan Administration Committee, as the case may be, administers the 2001 Plan and has authority (1) to select the participants that will be granted Options and Restricted Stock, (2) to terminate the plan or accelerate vesting of Options and Restricted Stock, (3) to determine the nature, extent, timing, exercise price, vesting and duration of Options and, as applicable, grants of Restricted Stock, (4) to prescribe all other terms and conditions consistent with the 2001 Plan, (5) to interpret the 2001 Plan, (6) to establish any rules or regulations relating to the 2001 Plan that it determines to be appropriate, and (7) to make any other determination that it believes necessary or advisable for the proper administration of the 2001 Plan.


STOCK OPTIONS AND RESTRICTED STOCK


         The Board of Directors or the Plan Administration Committee may grant nonqualified Options ("Nonqualified Stock Options") or qualified Options ("Incentive Stock Options") to purchase shares of Common Stock. The Board of Directors or the Plan Administration Committee will determine the number and exercise price (which may not be less than the fair market value of the Common Stock on the date of grant) of the Options, and the time or times that the Options become exercisable. The term of an Option will also be determined by the Board of Directors or the Plan Administration Committee, provided that the term of an Option may not exceed 10 years. In the case of a participant who owns more than ten percent of the total outstanding shares of Common Stock, the exercise price for any Incentive Stock Option granted to such participant may not be less than 110 percent of the fair market value of the Common Stock on the date of grant and the term may not exceed five years. The 2001 Plan provides that each grant of Options or Restricted Stock will vest in accordance with the applicable Option or Restricted Stock agreement. The Option exercise price may be paid in cash, or, at the Company's option, in shares of Common Stock.


         Unless the Board of Directors or the Plan Administration Committee determines otherwise, each non-employee director of the Company will receive Nonqualified Stock Options to purchase 1,000 shares of Common Stock on the date of each annual shareholders' meeting that such director serves on the Company's Board of Directors.


TERMINATION OF EMPLOYMENT


         If a participant ceases to be a Company employee for any other reason, he or she must exercise any vested Options within 60 days (or the remaining term of the Option, if less). If a participant dies or becomes disabled, all vested Stock Options may be exercised at any time within one year (or the remaining term of the Option, if less). A non-employee director can exercise his or her stock options up to one year from the date of termination as a director of the Company.


TRANSFERABILITY OF OPTIONS


         Incentive Stock Options granted under the 2001 Plan are transferable only by will or the laws of descent and distribution. Nonqualified Stock Options granted under the 2001 Plan are transferable only by will, the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction; provided, however, that the Board of Directors or Plan Administration Committee, as the case may be, may, in its discretion and as evidenced in the related Nonqualified Stock Option agreement, permit a participant to transfer his or her Nonqualified Stock Option in certain circumstances. Any Nonqualified Stock Option so transferred will continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the participant's transfer of such Option.


AMENDMENTS TO THE 2001 PLAN


         The Board of Directors or the Plan Administration Committee may amend or discontinue the 2001 Plan at any time subject to certain restrictions set forth in the 2001 Plan. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted Option award without the consent of the recipient thereof. Shareholder approval is required if the number of shares issuable under the 2001 Plan is increased or the class of eligible employees is changed.

FEDERAL INCOME TAX CONSEQUENCES


         The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986 (as amended, the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving Options or Restricted Stock.


         Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an Option.


         When a Nonqualified Stock Option granted pursuant to the 2001 Plan is exercised, the participant generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the Common Stock as to which the Option is exercised and the aggregate fair market value of such Common Stock on the exercise date, and the Company generally will be entitled to a deduction in the year the Option is exercised equal to the amount the participant is required to treat as ordinary income. Any taxable income recognized in connection with a Nonqualified Stock Option exercised by a participant who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a Nonqualified Stock Option will be the purchase price paid to the Company for the Common Stock increased by an amount included in the participant's taxable income resulting from the exercise of such Option. The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the participant acquires the Common Stock.


         An employee generally will not recognize any income upon the exercise of an Incentive Stock Option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an Incentive Stock Option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the Incentive Stock Option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (1) the difference between the Option price and the fair market value of the Common Stock on the date of exercise, or (2) the total amount of gain realized. The remaining gain or loss is generally treated as short term or long term capital gain or loss depending on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an Incentive Stock Option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

         A Restricted Stock award is not currently taxable income to a participant for so long as the stock is subject to a substantial risk of forfeiture and cannot be transferred free of forfeiture. The participant will generally be taxed on compensation income equal to the fair market value of the stock on the date the restrictions on the shares lapse. The participant may elect under Section 83(b) of the Code, however, to be taxed immediately on the value of the shares awarded as of the date of grant. Such an election must be made within 30 days after the award of shares and must be filed with the Internal Revenue Service. If the participant makes the Section 83(b) election and subsequently forfeits his or her shares, no deduction is permitted with respect to the forfeiture. The participant's tax basis in shares acquired through a stock award equals the amount of compensation income recognized upon vesting (or upon grant, in the case of a Section 83(b) election). Generally, if the participant subsequently sells the shares, any gain or loss will be capital.


         Nonqualified Stock Options under the 2001 Plan are intended to meet the requirements of the performance-based compensation exception to Code Section 162(m). Code Section 162(m) provides that, with certain exceptions (such as the performance-based compensation exception), no deduction is allowed for compensation paid to a public corporation's chief executive officer and its four highest compensated officers to the extent such compensation exceeds $1,000,000. If certain requirements are met, Nonqualified Stock Options qualify for the performance-based compensation exception.


INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


         In considering whether to vote for approval of the 2001 Plan, shareholders should be aware that each of the directors, nominee for director and executive officers will be eligible to receive Option grants and Restricted Stock awards under the 2001 Plan.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                 VOTE FOR THE ADOPTION OF THE PEERLESS MFG. CO.
                  2001 STOCK OPTION AND RESTRICTED STOCK PLAN.

           PROPOSAL NO. 3 - RATIFICATION OF GRANT THORNTON LLP AS THE
                         COMPANY'S INDEPENDENT AUDITORS

         Grant Thornton LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended June 30, 2001 and has reported on the Company's financial statements. The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the Company's independent auditors for fiscal year 2002 and recommends that the shareholders ratify this selection.


         A representative of Grant Thornton LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions. See "Report of Audit Committee" for a discussion of auditor independence.


         Shareholder ratification is not required for the selection of Grant Thornton LLP as the Company's independent auditors for fiscal year 2002, because the Board of Directors has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of the shareholders, which opinion will be taken into consideration in future deliberations.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
                       GRANT THORNTON LLP AS THE COMPANY'S
                 INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS


         The following table shows the number of shares of our common stock beneficially owned as of October 24, 2001 by (1) each current director, (2) the nominee for director, (3) our named executive officers, (4) our directors and officers as a group, and (5) each person known to us to own beneficially more than 5% of our common stock.


         Except as otherwise indicated and based on our review of information filed with the Securities and Exchange Commission (we refer to it as the "SEC"), we believe that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.





                                                                      Shares of                     Percent of
                                                                    Common Stock                      Common
                          Name                                 Beneficially Owned (1)               Stock (2)
-----------------------------------------------------          ----------------------               ----------
Sherrill Stone (3)...................................                   102,216                        3.4 %
Donald A. Sillers, Jr. (4)...........................                   190,576                        6.4 %
David D. Battershell (5).............................                    20,600                            *
Bernard S. Lee (6)...................................                    14,600                            *
Joseph V. Mariner, Jr. (7)...........................                    10,100                            *
Roy C. Cuny (8)......................................                     5,500                            *
Peter J. Burlage (9).................................                     1,000                            *
Katherine S. Frazier (8).............................                        --                            *
W. S. Respess (8)....................................                     2,000                            *
Royce & Associates, Inc. (10)........................                   243,200                        8.2 %
William F. Nicklin (11)..............................                   233,834                        7.9 %
Dimensional Fund Advisors, Inc. (12).................                   150,900                        5.1 %
Bentley Capital Management (13)                                         158,600                        5.3 %
All Directors and Officers as a
Group (13 persons including
those named above) (14)..............................                   378,392                       12.3 %

----------

*        Less than 1%.

         (1) On October 18, 2001, a two-for-one stock split in the form of a stock dividend was distributed to all of our shareholders of record on October 8, 2001. Share numbers included in this proxy statement are post-split. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes to this table and subject to community property laws, where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned, unless otherwise indicated.

         (2) Percentages are based on the total number of shares outstanding at October 24, 2001, plus the total number of outstanding options held by each such person that are exercisable within 60 days of such date and securities exchangeable into Common Stock within 60 days of such date. Shares issuable upon exercise of outstanding options or through the conversion of securities exchangeable into Common Stock, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

         (3) Includes 55,500 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Does not include 300 shares owned of record by Mrs. Jo Ann Stone, Mr. Stone's wife, as to which shares Mr. Stone disclaims any beneficial interest. Mr. Stone's address is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, TX 75229.

         (4) Includes 52,000 shares owned of record by Mr. Sillers as sole trustee of a trust, the income from which is payable for life to Mr. Sillers and his wife, remainder to their children and 7,400 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan, that are exercisable currently or within 60 days of this proxy statement. Does not include 1,878 shares owned of record by Mrs. Virginia Sillers, Mr. Sillers' wife, as to which shares Mr. Sillers disclaims any beneficial interest. Mr. Sillers' address is 8609 Northwest Plaza Drive, #403, Dallas, TX 75225.

         (5) Includes 7,400 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Mr. Battershell's address is D.D. Battershell and Associates, 114 Dan Moody Trail, Georgetown, TX 78628.

         (6) Includes 7,400 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Does not include 3,000 shares owned of record by Mrs. Pauline Lee, Mr. Lee's wife, as to which shares Mr. Lee disclaims any beneficial interest. Mr. Lee's address is 6900 North Kilpatrick Ave, Lincolnwood, IL 60712.

         (7) Includes 7,400 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Mr. Mariner's address is Mariner Ranch, 2002 School House Road, Gordon, TX 76453.

         (8) The address for these beneficial owners is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, TX 75229.

         (9) Includes 1,000 shares of our common stock issuable pursuant to stock options granted under the 1995 Stock Option and Restricted Stock Plan that are exercisable currently or within 60 days of this proxy statement. Mr. Burlage's address is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, TX 75229.

         (10) Based on a Schedule 13(g) filing dated February 5, 2001. Royce & Associates is located at 1414 Avenue of the Americas, New York, NY 10019.

         (11) Based on a Schedule 13(g) filing dated June 4, 2001. Mr. Nicklin is located at 3 Rivers Edge, Newburgh, NY 12550.

         (12) Based on a Schedule 13(g) filing dated February 2, 2001. Dimensional Fund Advisors Inc. is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

         (13) Based on information provided to the Company by Bentley Capital Management, which is located at 520 Madison Avenue, New York, NY 10022.

         (14) Includes 101,100 shares of our common stock issuable upon the exercise of stock options that are exercisable currently or within 60 days of the date of the proxy statement.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


         The following table sets forth information regarding compensation we paid during our last three fiscal years to our Chief Executive Officer and all of our most highly compensated executive officers (other than our Chief Executive Officer) whose total annual salaries and bonuses during fiscal 2001 exceeded $100,000.

                                                                                Long Term Compensation
                                                                          ---------------------------------
                                      Annual Compensation                          Awards           Payouts
                            -----------------------------------------     -----------------------   -------
                                                               Other                   Securities
                                                               Annual     Restricted   Underlying              All Other
                                                              Compen-        Stock      Options/     LTIP       Compen-
                            Fiscal    Salary     Bonus        sation      Awards(s)      SAR's      Payouts     sation
                             Year      ($)      ($) (1)       ($) (2)       ($) (3)        (#)        ($)      ($) (4)
                            ------    ------    -------       -------     ----------   ----------   -------    ---------

Sherrill Stone               2001    199,000    164,247           --           --         8,000        --       12,428
   Chairman, CEO             2000    195,231         --           --           --        20,000        --        4,120
   & President               1999    187,818     58,080           --           --            --        --        3,756

Roy C. Cuny                  2001    168,500    140,783           --           --         8,000        --       46,100
   Executive Vice            2000     19,038         --           --        38,190           --        --          750
   President, COO            1999         --         --           --           --            --        --           --

Peter J. Burlage             2001    101,750     96,300           --           --         6,000        --        2,104
   Vice President            2000     96,500         --           --           --         6,000        --          348
                             1999     92,986      4,716           --           --            --        --          174

Katherine S. Frazier         2001     81,693     52,145           --           --         4,000        --          625
   Controller,               2000         --         --           --           --            --        --           --
   Treasurer,                1999         --         --           --           --            --        --           --
   Secretary

W. S. Respess                2001     56,397     43,017           --           --         4,000        --        1,071
   Vice President            2000         --         --           --           --            --        --           --
                             1999         --         --           --           --            --        --           --

----------

(1) Bonuses are paid in the fiscal year following the fiscal year in which the bonus was earned.

(2) The aggregate value of Other Annual Compensation paid does not exceed the lesser of $50,000 or 10% of the salary and bonuses paid to the executive officers named above.

(3) Calculated by multiplying the closing price of the Company's Common Stock on the NASDAQ Stock Market National Market on the date of grant ($12.73--$6.36 post-split--on May 8, 2000) by the number of shares awarded. The number of shares and value of restricted stock held by the named executive officer as of June 30, 2001 (based on the NASDAQ Stock Market National Market closing price of $35.60 ($17.80 post split) for the Company's Common Stock at fiscal year end) is 4,500 shares, $80,100. The restricted stock granted to Mr. Cuny on May 8, 2000 will vest at the rate of 750 shares per year on the anniversary date of the grant until May 8, 2004. Our Restricted Stock Plan is discussed in the Board Compensation Committee Report on Executive Compensation set forth below.

(4) Included in the balance are (1) Company contributions to the Company's Retirement Savings Plan Trust, a defined contribution plan defined under Section 401(k) of the Internal Revenue Code of 1986, as amended; (2) premiums for group term life insurance in excess of $50,000; (3) personal use of company vehicles; and (4) payment of moving and relocation expenses of $39,458 in 2001 to Mr. Cuny.


STOCK OPTION GRANT TABLE


         In fiscal 2001, stock options for an aggregate of 57,000 shares of our common stock were issued to 16 employees, 16,000 of which were immediately exercisable and 41,000 of which will vest 25% ratably over the first four years of the 10 year exercise period. We granted stock options to our non-employee directors for an aggregate of 4,000 shares of our common stock (1,000 common stock per independent director), all of which were immediately exercisable.


         The following table sets forth certain information concerning common stock options granted to the named executive officers during the fiscal year ending June 30, 2001.

                                  Individual Grants
                            ----------------------------
                                                % of
                             Number of          total                                         Potential Realizable value
                            Securities         options         Exercise                       at assumed annual rates of
                            underlying       granted to           Or                           stock price appreciation
                              options         employees          Base                            for option term (1)
                              granted            in              Price         Expiration     --------------------------
          Name                (2)(#)         fiscal year       ($/share)          Date           5% ($)        10% ($)
          ----              ----------       -----------       ---------       ----------     -----------   ------------

     Sherrill Stone            8,000            14.0 %           6.32           01-17-11         86,406         144,139

     Roy C. Cuny               8,000            14.0 %           6.32           01-17-11         86,406         144,139

     Peter J. Burlage          6,000            10.5 %           6.32           01-17-11         64,805         108,105

     Katherine S. Frazier      4,000             7.0 %           6.32           01-17-11         43,203          72,070

     W. S. Respess             4,000             7.0 %           6.32           01-17-11         43,203          72,070

-----------

(1) Caution is recommended in interpreting the financial significance of these figures. Potential values are based on the assumption that the Company's common stock will appreciate 5% or 10% each year, compounded annually, from the grant date of the option to the end of the option term, and therefore, the figures are not intended to forecast possible future appreciation, if any, of the price of the common stock or establish a present value of the options.

(2) All options granted are exercisable for common stock pursuant to the Peerless Mfg. Co. 1995 Stock Option and Restricted Stock Plan.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE


         The following table sets forth information concerning common stock acquired on exercise of stock options during fiscal 2001, any value realized therein, the number of unexercised options at the end of fiscal 2001 (exercisable and unexercisable) and the value of stock options held at the end of 2001 by the named executive officers. The "Value Realized" column reflects the difference between the market price on the date of exercise and the market price on the date of grant (which establishes the exercise price for the option) for all options exercised, even though the executive may have actually received fewer shares as a result of the surrender of shares to pay the exercise price, or the withholding of shares to cover the tax liability associated with the option exercise. Accordingly, the "Value Realized" numbers do not necessarily reflect what the executive might receive, should the optionee choose to sell the shares required by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

                                                                                    Number of Unexercised
                                                       Number of Options            In-The-Money-Options
                                                           at FY-End                      at FY-End
                          Shares                         June 30, 2001                  June 30, 2001
                         Acquired      Value                  (#)                          ($) (1)
                        On Exercise   Realized   ----------------------------   ----------------------------
         Name               (#)          ($)     Exercisable    Unexercisable   Exercisable    Unexercisable
         ----           -----------   --------   -----------    -------------   -----------    -------------

Sherrill Stone                                      55,500          2,500           685,056         31,219
Roy C. Cuny                                             --          8,000                --         91,900
Peter J. Burlage                                    10,000          7,000           119,500         81,413
Katherine S. Frazier                                    --          4,000                --         45,950
W. S. Respess                                           --          4,000                --         45,950

(1) The closing price for our common stock as reported on the NASDAQ Stock Market National Market on June 30, 2001 was $35.60 ($17.80 as adjusted for the stock split). Value is calculated on the basis of the difference between $17.80 and the option exercise price of "in the money" options, multiplied by the number of shares of our common stock underlying the option.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         The Compensation Committee of our Board is composed of Messrs. Battershell, Lee, Sillers and Mariner, our four independent outside directors. No compensation committee interlocks existed and no employees participated in Compensation Committee decisions in fiscal year 2001.

                      REPORT OF THE COMPENSATION COMMITTEE

         This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.


         The Compensation Committee (the "Compensation Committee") is responsible for setting the annual base compensation and bonus levels and administering the restricted stock program for our employees, including our executive officers. Its recommendations are subject to final approval by the Board of Directors. We believe that the key to a successful executive compensation program is in setting aggressive business goals by integrating the program with our annual and strategic planning and evaluation processes and by comparing our results against industry performance levels. The Compensation Committee takes into account achievements during the past fiscal year, as well as the individual achievements of our various business units and divisions, in making executive compensation determinations. In addition, we recognize that we compete in an increasingly competitive environment, and executive compensation therefore must also take into account our performance as compared to that of other companies in our industry or in similar industries. The Compensation Committee also evaluates on an annual basis our corporate performance, revenues and share performance compared to a broader group of companies, such as the Standard & Poor's 500.


Annual Base Compensation


         Annual base compensation awarded in any particular fiscal year to each of our executive officers is based upon the following factors: our corporate performance during the prior year, performance of our divisions for which the executive officer is responsible, and a more subjective evaluation of each of the executive officer's individual performance. The evaluation of our corporate performance is directly linked to our profitability during the period, and therefore is based upon the value of our stock. In making this evaluation, the Compensation Committee reviews our percentage growth in earnings per share over the prior year, and our overall return on equity for that period. The Compensation Committee believes that these two factors are the primary determinants of stock price over time. The Compensation Committee next reviews the profit performance of the individual divisions for which the executive officer is responsible. Finally, the Compensation Committee determines the individual rating for each executive officer, which is based upon such qualitative factors as the achievement of certain financial objectives and specific organizational and management goals for that officer. Annual base compensation for our Chief Executive Officer is determined in the same manner as for our other executive officers, except that the Compensation Committee does not review or evaluate any particular division's performance, but rather, looks to our Company as a whole in determining corporate performance relevant to the Chief Executive Officer's compensation.

         The Compensation Committee also recognizes that, in order to attract and retain the highest quality executive officers, their base compensation must be competitive in relation to that paid by companies in similar industries and in comparable geographic areas. Accordingly, the Compensation Committee periodically reviews the executive compensation paid by such companies.


Annual Bonus Plans


         We have an incentive bonus plan pursuant to which certain key employees, including the named executive officers, are selected annually by the Compensation Committee to earn a cash bonus based upon our after-tax profitability. This plan requires that we achieve a specific after-tax return on beginning-of-year equity, after which bonuses may be paid out. The available bonus pool is calculated on earnings in excess of the base level.


         Once the total bonus pool is calculated, we distribute it to participants in the plan in accordance with pre-determined percentages as set by the Compensation Committee annually. The determination of the bonus level awarded to our Chief Executive Officer is made in the same manner as that of our other executive officers.


         The Compensation Committee also recommended that an additional discretionary bonus pool of $50,000 be established, to be used by the Chief Executive Officer for the purpose of recognizing certain outstanding contributions made by any employee, including the named executive officers, but excluding the Chief Executive Officer. Awards under this plan may be made in order to recognize new product inventions or improvements, ideas for major manufacturing cost reductions, originations of large and profitable orders or for other purposes.


1985 Restricted Stock Plan


         Our Board of Directors adopted the 1985 Restricted Stock Plan (the "1985 Plan") to attract, motivate and retain qualified employees. The 1985 Plan was approved by our shareholders on November 13, 1985 and became effective as of December 13, 1985. The 1985 plan is administered by our Board of Directors, which delegates to the compensation committee its power to determine which employees should be awarded restricted stock pursuant to the 1985 Plan. Under the terms of the 1985 Plan, we may grant up to an aggregate of 150,000 shares of restricted common stock to any employee. Employees receiving restricted stock do not pay for such stock; however, certain ownership restrictions are placed upon the stock on the date of its issuance which lapse, generally, within five years after such issuance. Dividends are paid to the employees on restricted shares during the restriction period. During fiscal year 2001, no shares of restricted common stock were issued pursuant to the 1985 Plan, and 2,000 shares were cancelled. This plan expired in December 2000, and no further grants will be made thereunder.

1995 Stock Option and Restricted Stock Plan.


         Our Board of Directors adopted the 1995 Stock Option and Restricted Stock Plan (the "1995 Plan") to attract, motivate and retain qualified employees. The 1995 Plan was approved by our shareholders on November 21, 1996 and became effective immediately thereafter. The 1995 Plan is administered by our Board of Directors, which delegated to the Compensation Committee its power to determine which employees should be awarded restricted stock pursuant to the plan. From time to time, our Chief Executive Officer will recommend to the Compensation Committee individuals he believes should be subject to an option or grant, and, with respect to any recommended option, whether the option should be a qualified or nonqualified. The Compensation Committee will consider, but need not accept, the Chief Executive Officer's recommendations.


         Under the terms of the 1995 Plan, we may provide options or grants up to an aggregate of 240,000 shares of restricted common stock to any employee or non-employee director. Under the 1995 Plan, each of our non-employee directors will receive additional options on the date of our annual shareholders meeting for the prior year's service on the Board of Directors. The designated non-employee directors will determine the number and the exercise price of the options, and the time or times that the options become exercisable, provided that an option exercise price may not be less than the fair market value of our common stock on the date of grant. The term of an option will also be determined by the designated non-employee directors, provided that the term of a qualified option may not exceed 10 years. Designated non-employee directors may grant shares of restricted stock without requiring the payment of cash consideration for the shares. Currently, no restricted stock grants have been awarded under this plan.


         This report is submitted by the members of the Compensation Committee:

         Joseph V. Mariner, Jr., Chairman
         David D. Battershell
         Bernard S. Lee
         Donald A. Sillers, Jr.


CORPORATE PERFORMANCE GRAPH


         The following graph compares the cumulative total shareholder return over a five-year period, assuming $100 invested at June 30, 1996 in each of (1) our common stock, (2) the Dow Jones Industrial Average and (3) a peer group consisting of manufacturers in the industrial sector providing industrial and commercial services to other commercial enterprises. Total shareholder return is based on the increase in the price of the common stock with dividends reinvested. The stock price performance depicted in the Corporate Performance Graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this graph by reference.

                              [PERFORMANCE GRAPH]

TOTAL RETURN ANALYSIS
                                          06/28/1996    06/30/1997    06/30/1998    06/30/1999    06/30/2000    06/30/2001
                                          ----------    ----------    ----------    ----------    ----------    ----------

PEERLESS MANUFACTURING                    $   100.00    $   104.51    $   126.72    $   111.53    $   186.11    $   399.08
                                          ----------    ----------    ----------    ----------    ----------    ----------
DJ Industrial Average                     $   100.00    $   138.58    $   164.51    $   205.14    $   198.37    $   199.41
                                          ----------    ----------    ----------    ----------    ----------    ----------
DJ US Total Mkt Industrial-Diversified    $   100.00    $   136.11    $   166.22    $   216.25    $   250.65    $   252.40
                                          ----------    ----------    ----------    ----------    ----------    ----------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.



                                    AUDITORS


         Grant Thornton LLP has audited our financial statements since our fiscal year 1970 and has been selected to act in that capacity for the ensuing 2002 fiscal year. We expect representatives of Grant Thornton LLP to be present at the annual meeting. They will have the opportunity to make a statement at the annual meeting if they desire to do so, and they will respond to shareholder questions raised during the meeting.

AUDIT FEES


         The aggregate fees billed for professional services rendered in connection with the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's 10-Q's for the 2001 fiscal year was $80,390.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES


         The aggregate fees billed by Grant Thornton LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the 2001 fiscal year was $0.


ALL OTHER FEES


         The aggregate fees billed by Grant Thornton LLP for all other services rendered to the Company, other than the services described above, were $24,986. The Audit Committee has considered whether Grant Thornton LLP's independence is compatible with rendering the non-audit services during fiscal year 2001.

                            REPORT OF AUDIT COMMITTEE


         This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.


         On May 8, 2000, the Board adopted the Audit Committee Charter setting out the audit related functions the committee is to perform. A copy of the charter is attached to this Proxy Statement as Appendix A. The functions of the Audit Committee (the "Audit Committee") are focused on three areas:

         o The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

         o The independence and performance of the Company's internal auditors and independent auditors.

         o The Company's compliance with legal and regulatory requirements.

         The directors who serve on the Audit Committee are all "independent" for purposes of the NASDAQ listing standards. That is, the Board has determined that no members on the Audit Committee have a relationship to the Company that may interfere with the Committee's independence from the Company and it management.


         Management is responsible for the Company's financial statements, internal controls and financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted auditing standards and for issuing a report thereon. As the Audit Committee, we are responsible for monitoring and overseeing these processes.


         In connection with those responsibilities, the Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting and discusses these matters with the Company's independent auditors, appropriate Company financial personnel and the internal auditors. The Audit Committee regularly meets privately with both the independent and internal auditors, each of which has unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company's financial plans and reports recommendations to the full Board for approval and to authorize action.


         In this context, the Audit Committee reviewed the audited consolidated financial statements and met and held discussions with management and Grant Thornton LLP, the Company's independent auditors. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.


         The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, which includes among other items, matters related to the conduct of the audit of the Company's financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence. In addition, the Audit Committee considered whether Grant Thornton LLP's provision of non-audit services to the Company was compatible with maintaining its independence.


         Based on the Audit Committee's discussions with management and the independent auditors, as well as a review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission.


         The Audit Committee has selected Grant Thornton LLP to be employed as the Company's independent certified public accountants to make the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by the Company with the Securities and Exchange Commission during the ensuing year.


         The members of the Audit Committee that were in existence at the fiscal year ending June 30, 2001 submit this report.

         Bernard S. Lee, Chairman
         Joseph V. Mariner
         Donald A. Sillers
         David D. Battershell

                                  OTHER MATTERS

OTHER BUSINESS PRESENTED AT ANNUAL MEETING


         As of the date of this Proxy Statement, the Board knows of no other business that may properly be and is likely to be brought before the annual meeting. If a shareholder proposal that was excluded from this Proxy Statement in accordance with Rule 14a-8 of the Securities Act is properly brought before the meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against said proposal. If any other matters should arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.


SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING


         In order for a proposal by a shareholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of shareholders in 2002, the proposal must be received by the Company--which may be reached by contacting Katherine S. Frazier, c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229--on or before June 27, 2002. If a shareholder proposal is submitted outside the process mandated by SEC, it will be considered untimely if received after September 10, 2002. We may exclude any shareholder proposal that is excludable pursuant to any rule, regulation or ruling of the SEC.

WHERE YOU CAN FIND MORE INFORMATION


         The Company files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning the Company at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company. The common stock is quoted on the NASDAQ Stock Market National Market under the symbol "PMFG."


         A copy of the Company's 2001 annual report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation materials.


         If you send your request in writing to Katherine S. Frazier, c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229, we will provide you, without charge, a copy of our Annual Report on Form 10-K (exclusive of exhibits) filed with the SEC.


         You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the proposals contained herein. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than October 24, 2001.

                                          By Order of the Board of Directors,

                                          /s/ Katherine S. Frazier

                                          Katherine S. Frazier
                                          Corporate Controller
                                          Secretary / Treasurer

Dallas, Texas
October 24, 2001

                                                                      APPENDIX A





                                PEERLESS MFG. CO.


                             Audit Committee Charter



                                   May 8, 2000




                             [PEERLESS MFG CO LOGO]

                                PEERLESS MFG. CO.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting compliance.

         o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

         o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

         Audit Committee members shall meet the requirements of the NASDAQ National Market or such other market or exchange on which the Company's securities may be listed. The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment. See Exhibit A which sets forth guidelines for independence for this purpose. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Other Audit Committee Responsibilities

         11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.


    /s/ Bernard S. Lee                             /s/ Sherrill Stone
-----------------------------------            --------------------------------
Bernard S. Lee                                 Sherrill Stone
Audit Committee Chairman                       Chairman and CEO

Date:     May 8, 2001
       -------------------


                                    EXHIBIT A


Members of the Audit Committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. Examples of such relationships include:

         o a director being employed by the corporation or any of its affiliates for the current year or any of the past three years;

         o a director accepting any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for board service or benefits under a tax-qualified retirement plan or non-discretionary compensation;

         o a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer;

         o a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         o a director being employed as an executive of another company where any of the corporation's executives serves on that company's compensation committee.

A director who has one or more of these relationships may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

                                                                      APPENDIX B

                                PEERLESS MFG. CO.
                                2001 STOCK OPTION
                            AND RESTRICTED STOCK PLAN


         1. Purpose of the Plan. This Plan shall be known as the Peerless Mfg. Co. 2001 Stock Option and Restricted Stock Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of Peerless Mfg. Co. and its subsidiaries.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) "Common Stock" shall mean the Common Stock, $1.00 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" shall mean the committee described in Section 21 that administers the Plan.

                  (e) "Corporation" shall mean Peerless Mfg. Co., a Texas corporation.

                  (f) "Date of Grant" shall mean the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

                  (g) "Disinterested Director" shall mean a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded an Option or Restricted Stock pursuant to the Plan or any other plan of the Corporation or any of its affiliates (except as provided in Section 21(c) of this Plan and as may be permitted by Rule 16b-3 promulgated under the Exchange Act), and is not an employee of the Corporation or of any subsidiary or affiliate of the Company, and who meets the other requirements of Treasury Regulation Section 1.162-27(e)(3).

                  (h) "Employee" shall mean any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (j) "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ/NMS or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in good faith and in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

                  (k) "Nonqualified Option" shall mean any Option that is not a Qualified Option.

                  (l) "Option" shall mean a stock option granted pursuant to
Section 6 of this Plan.

                  (m) "Optionee" shall mean any Employee or director who receives an Option.

                  (n) "Participant" shall mean an Employee or director who receives an Option or Restricted Stock pursuant to this Plan.

                  (o) "Plan" shall mean the Peerless Mfg. Co. 2001 Stock Option and Restricted Stock Plan, as amended from time to time.

                  (p) "Qualified Option" shall mean any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (q) "Restricted Stock" shall mean Common Stock awarded to an Employee or director pursuant to Section 7 of this Plan.

                  (r) "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as Rule 16b-3 may be amended from time to time and any successor provisions to Rule 16b-3 under the Exchange Act.

                  (s) "Selection Procedure" shall mean the procedure set forth in Section 8 hereof that the Committee is required to follow in granting Options and Restricted Stock awards.

                  (t) "Subsidiary" shall mean any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

         3. Term of Plan. The Plan has been adopted by the Board and shall become effective on the date it is approved by the shareholders of the Corporation by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding, and shall continue in effect until terminated pursuant to Section 21(a).

         4. Shares Subject to the Plan. Except as otherwise provided in Section 20 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options or upon the grant of Restricted Stock pursuant to this Plan shall be 250,000 shares. No participant may receive Options for more than 100,000 shares in any calendar year. If an Option is canceled, the canceled Option will continue to be counted against such maximum annual number of shares for which Options may be granted to a participant in a calendar year. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, then the shares that were subject thereto shall, unless the Plan shall have terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above.

         5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as shall be determined by the Committee pursuant to Selection Procedure. Nonqualified Options may be granted under Section 6 of the Plan to such Employees and directors of the Corporation or its Subsidiaries as shall be determined by the Committee pursuant to the Selection Procedure. Restricted Stock may be granted under Section 7 of the Plan to such Employees and directors of the Corporation or its Subsidiaries as shall be determined by the Committee pursuant to the Selection Procedure. Subject to the limitations and qualifications set forth in this Plan (including Section 8), the Committee shall also determine the number of Options or shares of Restricted Stock to be granted, the number of shares subject to each Option or Restricted Stock grant, the exercise price or prices of each Option, the vesting and exercise period of each Option and the vesting and/or forfeiture provisions relating to Restricted Stock, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option or grant of Restricted Stock, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

         6. Grant of Options. Except as provided in Section 21(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.

         7. Restricted Stock. The Committee shall determine the number of shares of Common Stock to be granted as Restricted Stock from time to time under the Plan. The grant of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.

         8. Selection Procedure. From time to time, the Chief Executive Officer of the Corporation (the "CEO") shall recommend to the Committee (a) individuals he or she believes should receive Options and/or Restricted Stock grants, (b) the amount of shares of Common Stock he or she believes should be subject to each recommended Option and Restricted Stock award, and (c) with respect to any recommended Option, whether the Option should be a Qualified Option or a Nonqualified Option (the recommendations set forth in (a), (b) and (c) above are hereinafter referred to as the "Grant Recommendations"). In addition, the Committee may, at any time, request the CEO to make Grant Recommendations. The Committee shall consider any Grant Recommendation; provided, however, the Committee shall not be required to follow a Grant Recommendation. In addition, the Committee may, at any time, grant Options and Restricted Stock awards to any eligible individual irrespective of whether the CEO has made a Grant Recommendation with respect to the individual.

         9. Time of Grant. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or Restricted Stock or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option or Restricted Stock is granted promptly after the date of such grant.

         10. Price. The Option price for each share of Common Stock subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant. The Committee in its discretion may award shares of Restricted Stock under Section 7 of the Plan to Participants without requiring the payment of cash consideration for such shares.

         11. Vesting. Subject to Section 13 of this Plan, each Option and Restricted Stock award under the Plan shall vest in accordance with the vesting provisions set forth in the applicable Option agreement or Restricted Stock agreement. The Committee may, but shall not be required to, permit acceleration of vesting upon any sale of the Corporation or similar transaction. A Participant's Option agreement or Restricted Stock agreement may contain such additional provisions with respect to vesting as the Committee shall specify.

         12. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price. Any shares of Common Stock to be used as payment must, if originally acquired from the Company pursuant to the exercise of a Qualified Option, have been held for at least two years from the Date of Grant and one year after the date such Option was exercised.

         If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         13. When Qualified Options May be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five
(5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Optionee's vested Qualified Options shall not be exercisable after (a) 90 days following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This Section 13 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

         14. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Committee shall specify.

         15. Nontransferability. Unless otherwise approved by the Committee, (a) no Option shall be transferable or assignable by an Optionee voluntarily or by operation of law, other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order; (b) each Option shall be exercisable during the Optionee's lifetime only by such Optionee; and (c) no Option or the shares covered thereby shall be pledged or hypothecated in any way and no Option or the shares covered thereby shall be subject to execution, attachment, or similar process.

         16. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option or Restricted Stock including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option or Restricted Stock until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

         17. Conditions Upon Issuance of Shares. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan or to deliver Restricted Stock unless the issuance and delivery of shares shall comply with all provisions of applicable federal and state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed.

                  As a condition to the exercise of an Option or the grant of Restricted Stock, the Corporation may require the person exercising the Option or receiving the grant of Restricted Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

                  The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to lawfully sell or issue such shares. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.

                  No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

                  Any Common Stock issued pursuant to the exercise of an Option or pursuant to the grant of Restricted Stock to a person who would be deemed an officer or director of the

Corporation under Rule 16b-3 shall not be transferred until at least six months have elapsed from the Date of Grant to the date of disposition of the Common Stock.

         18. Restrictions on Shares. Shares of Common Stock issued pursuant to the Plan shall be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement or Restricted Stock agreement entered into hereunder.

         19. Modification of Options. Except as provided in Section 21(c) of this Plan, at any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option or conflict with the provisions of Rule 16b-3. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.

         20. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend shall have occurred, then there shall be substituted for each share of Common Stock then subject to Options or Restricted Stock awards or available for Options or Restricted Stock awards the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option agreement or Restricted Stock agreement.

         21. Administration.

                  (a) Notwithstanding anything to the contrary herein, to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, if each member is a Disinterested Director, or by a committee of two or more Disinterested Directors appointed by the Board (the group responsible for administering the Plan is referred to herein as the "Committee"). Options and Restricted Stock may be granted under Sections 6 and 7, respectively, and only by majority agreement of the members of the Committee. Option agreements and Restricted Stock agreements, in the forms as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. Except with respect to Sections 21(b) and (c) of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements and Restricted Stock agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan (subject to Section 21(d)); and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

                  (b) Members of the Committee shall be specified by the Board, and shall consist solely of Disinterested Directors. Disinterested Directors shall not be eligible to receive options to purchase Common Stock pursuant to
Section 6 of the Plan, except as specifically provided under Section 21(c), or grants of Restricted Stock pursuant to Section 7 of the Plan.

                  (c) Each director (including any Disinterested Director who so qualifies) who is not an employee or officer of the Corporation or any Subsidiary on the date this Plan is approved by the shareholders of the Corporation, and on the date of the annual shareholders' meeting of each year thereafter that the director serves on the Board, shall, in addition to any other grant made to such director, automatically be granted Nonqualified Options to purchase one thousand (1,000) shares of Common Stock. The purchase price or prices for Common Stock subject to an option granted under this Section 21(c), shall be 100% of the Fair Market Value of the Common Stock as of the trading date immediately preceding the Date of Grant. Such Options shall be exercisable on and after the Date of Grant until the earlier of (i) ten years after the Date of Grant, or (ii) the first anniversary of the date such director is no longer a director of the Corporation or an officer or employee of the Corporation or a Related Corporation. This Section 21(c) shall not be amended more than once every six months, other than to comport with changes in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or changes in the rules promulgated thereunder, or other applicable law.

                  (d) Although the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         22. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option or Restricted Stock shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

         23. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

         24. Conformity with Code. Each Qualified Stock Option authorized pursuant to the Plan is intended to satisfy all requirements for incentive stock options under the Code and, notwithstanding any provision of the Plan or any Qualified Stock Option Agreement, the Plan and each Qualified Stock Option granted pursuant hereto shall be so construed and all contrary provisions shall be so limited in scope and effect, and to the extent they cannot be so limited, they shall be void.

         25. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         26. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

                     [PROXY CARD FRONT & BACK APPEARS HERE]

                                PEERLESS MFG. CO.
                 BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
            OF SHAREHOLDERS AT 10:00 A.M. TUESDAY, NOVEMBER 20, 2001
                   2819 WALNUT HILL LANE, DALLAS, TEXAS 75229


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), (2), OR (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THE DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.


         Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated October 24, 2001, is hereby acknowledged.


         The undersigned shareholder of Peerless Mfg. Co. (the "Company") hereby appoints Sherrill Stone and Katherine S. Frazier or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

                         (Please sign on the other side)

--------------------------------------------------------------------------------


         The Board of Directors recommends a vote FOR Items 1, 2, and 3.


         Please mark your vote as indicated in this example [X]

1.       Election of David D. Battershell as Class I Director.

         FOR    [ ]                                     WITHHELD   [ ]

2.       Adoption of the Peerless Mfg. Co. 2001 Stock Option and Restricted
         Stock Plan.

         FOR    [ ]           AGAINST    [ ]            ABSTAIN    [ ]

3. Ratification of the selection of Grant Thornton LLP as the Company's independent auditors for the 2002 fiscal year.

         FOR    [ ]           AGAINST    [ ]            ABSTAIN    [ ]

4. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


                                    Dated:                               , 2001
                                          -------------------------------

                                    -------------------------------------------
                                                   Signature(s)

                                    -------------------------------------------
                                                   Signature(s)

                                    (Joint owners must EACH sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.) PLEASE SIGN, DATE AND MAIL TODAY.